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                                                                    Exhibit 99.G

                                                              Page 9 of 12 Pages

                                    EXHIBIT G
                                  AMENDMENT OF
                       COMPANY'S RIGHT TO PURCHASE WARRANT
                           AND CANCELLATION OF RIGHTS

     THIS AGREEMENT, (the "Agreement") dated as of the 5th day of April, 2001, by and between TechSys, Inc. (formerly Continental Choice Care, Inc.) (the "Company") and Lazar & Company I.G., LLC (the "Holder").

     WHEREAS, on August 21, 2000 the Company issued to the Holder a Common Stock Purchase Warrant to Purchase up to 6,800,000 shares of the Company's Common Stock (the "Warrant"); and

     WHEREAS, on August 21, 2000 the Holder issued to the Company a Promissory
Note in the principal amount of $1,050,000 (the "Note"); and

     WHEREAS, on December 5, 2000 the Holder granted to the Company the right to purchase certain warrant rights and executed a Company's Right To Purchase Warrant (the Warrant Rights Purchase Agreement"); and

     WHEREAS, in accordance with the Warrant Rights Purchase Agreement the Company exercised its rights thereunder to reduce the Common Stock purchasable under the Warrant and reduced the amount due under the Note; and

     WHEREAS, the Holder and the Company wish to amend the Warrant Rights Purchase Agreement by accelerating the purchase rights of the Company and altering the remaining rights of the Holder under the Warrant; and

     WHEREAS, the terms used but not defined in this Agreement shall have the meanings ascribed to them as in the Warrant, the Warrant Rights Purchase Agreement, or the Note, as applicable.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereby agree as follows:

     1.   COMPANY'S RIGHT TO PURCHASE WARRANT.
          ------------------------------------

     a. The Company's rights pursuant to Paragraphs 1 (c) and (d) of the Warrant Rights Purchase Agreement to purchase from the Holder the Holder's right to purchase Shares under the Warrant, are accelerated and may be exercised by the Company either on the dates thereof as set forth in the Warrant Rights Purchase Agreement or, if earlier, at the Effective Time, as hereinafter defined, and, if not exercised prior to the Effective Time shall be deemed exercised at the Effective Time and the Note will be deemed reduced in accordance with the terms thereof; as a result of which, together with prior purchases under the Warrant Rights Purchase Agreement, all rights of the Company to make such purchases thereunder, to the extent remaining unexercised at the Effective Time will have been fully exercised at the Effective time.

     b. The Holder hereby grants to the Company the right to purchase from the Holder, at the Effective Time, the Holder's right to purchase 850,000 Shares under the Warrant for $145,833.37 which shall be paid by a reduction of $145,833.37 of the unpaid principal amount due from the Holder to the

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                                                             Page 10 of 12 Pages

Company pursuant to the Note, thus reducing the Note to an outstanding principal amount of $700,000, and the Company hereby exercises such right effective at the Effective Time.

     c. The rights to purchase shares under the Warrant having been purchased in their entirety by the Company on or before the Effective Time, the Warrant will be cancelled, will be no longer outstanding, and will be expired at the Effective Time. The holder will deliver the Warrant to the Company at the Effective time. The Warrant is deemed hereby to have been surrendered to the Company at the Effective Time.

     2. AMENDMENT OF NOTE. The Note shall remain in full force and effect,
        -----------------
except as it may be specifically amended or modified by this Agreement and by the purchases hereunder and under the Warrant Rights Purchase Agreement.

     3. AMENDMENT OF OTHER DOCUMENTS. The Warrant having been cancelled, having
        ----------------------------
expired, being no longer outstanding, and being deemed surrendered, at the Effective Time, all rights of the Holder pursuant to any other agreement between the Company and the Holder which rights expire or are no longer effective when the Warrant is cancelled, has expired, is no longer outstanding, or has been surrendered, or when the Holder owns less that 25% of the Common Stock of the Company, are terminated, expire, and are no longer effective, as of the Effective Time.

     4. WARRANT GRANT. At the Effective Time the Company shall grant to the
        -------------
Holder a warrant for the purchase of 100,000 common shares (the "Warrant Shares") of the Company, exercisable after the Effective Time until August 20, 2005, at a price of $1.50 per share.

     5. EFFECTIVE TIME. The Effective Time under this Agreement is the time of
        --------------
the occurrence of both (i) the Effective Time of the currently proposed merger (the "Merger") of Newco TKSS, Inc., a wholly owned subsidiary of the Company, with and into Fuel Cell Companies, Inc. ("FCCI") pursuant to the agreement executed by FCCI, the Company, and a subsidiary of the Company dated as of April 5, 2001 including the Merger or other acquisition transaction, arising from the amendment or revision of such agreement and (ii) the delivery to the Holder of the shares of TechSys, Inc, or other survivor in the Merger or other acquisition transaction, arising from the amendment or revision of such agreement, in accordance with the letter agreement between the Holder and FCCI dated the date hereof (the "Letter Agreement Shares") accompanied by an undertaking by the Company, in accordance with paragraph 6 hereof, to grant to the Holder "piggyback" registration rights.

     6. UNDERTAKING TO PROVIDE PIGGYBACK REGISTRATIONS. In the undertaking
        ----------------------------------------------
relating to "piggyback" registration rights referred to in paragraph 5, the Company shall provide for rights substantially as follows:

     (a) Right to Include. Each time the Company proposes for any reason to register any of its common stock under the Securities Act for the account of a stockholder or stockholders of the Company, other than pursuant to a Registration Statement on Forms S-4 or S-8 (or similar or successor forms) (a "Proposed Registration"), the Company shall promptly give written notice of such Proposed Registration to the Holder (which notice shall be given not less than 30 days prior to the expected effective date of the Company's Registration Statement) and shall offer the Holder the right to request inclusion of any or all of the Holder's Letter Agreement Shares; provided, that, the maximum
                                             --------  ----
percentage of the Holder's Letter Agreement Shares that the Company shall be required to register on any such registration statement shall

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equal the maximum percentage of shares of common stock of any stockholder being registered for the account of such stockholder pursuant to such Registration Statement. The rights to piggyback registration may be exercised an unlimited number of occasions but such rights shall expire on December 31, 2007.

     (b) Procedure. The Holder shall have 10 days after the date of receipt of the Company's notice to deliver to the Company a written request specifying the number of Letter Agreement Shares the Holder intends to sell and the Holder's intended method of disposition. The Holder shall have the right to withdraw the Holder's request for inclusion of the Holder's Letter Agreement Shares, in any Registration Statement by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within the 24 hours before the time the Registration Statement is to become effective. The Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of common stock originally proposed to be registered. In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 6(b) shall specify that the Letter Agreement Shares be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through underwriters under such registration. The Company may at any time limit the number of the Holder's Letter Agreement Shares to be included in any Proposed Registration (either underwritten or not) upon a good faith determination by the board of directors of the Company or upon the advice of such underwriter that the inclusion of the entire amount of such Letter Agreement Shares will materially interfere with the success of the offer of other shares included in the registration; provided, that, any such limitation made by the Company shall
                  --------  ----
be made pro rata on the basis of shares to be registered for the account of the Holder and all other stockholders to be included in the Proposed Registration.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    TECHSYS, INC.



                                    By:/s/Steven L. Trenk
                                       ----------------------------
                                       Steven L. Trenk, President

                                    LAZAR & COMPANY I.G., LLC

                                    By: LAZAR & COMPANY I.G., INC.
                                        Managing Member

                                        By:/s/Shlomo Lazar
                                           ------------------------
                                           Shlomo Lazar, Chief Executive Officer

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